[First Symetra Letterhead]		First Symetra National Life Insurance
				        Company of New York
				        [330 Madison Avenue, 9th Floor]
				        [New York, NY 10017]
				        [Mailing Address: PO Box 3882]
				        [Seattle, WA 98124-3882]

This is a legal Contract between the Owner (referred to in this Contract as "you" and "your") and First Symetra National Life Insurance Company of New York (referred to in this Contract as "First Symetra", "our", "us", and "we"). First Symetra is a stock company with its Home Office in [New York, New
York].

This Contract is issued in consideration of the application and payment of the initial Purchase Payment. First Symetra will make annuity payments, beginning on the Annuity Date, or pay a death benefit, subject to the terms of this Contract. First Symetra has executed and attested this Contract as of the contract date at our Home Office in [New York, New York].

If you have questions, comments, or complaints, please contact First Symetra at [800-SYMETRA (800-796-3872)].

                         READ YOUR CONTRACT CAREFULLY

Right to Examine the Contract: If for any reason you are not satisfied with this Contract, you may return it within 10 days from the date you received it to First Symetra or to the registered representative who sold you this Contract. When we receive this contract, we will provide a refund of the contract value. This may be more or less than your Purchase Payments. The date of surrender is the date the Contract is mailed to First Symetra or the date the contract holder actually delivers the contract to the company or its authorized representative. The contract holder can also surrender the contract to an authorized sales representative or corporate officer at one of its regional offices.

Signed for First Symetra National Life Insurance Company of New York by:

/s/George Pagos				/s/Randall H. Talbot
[George Pagos]				[Randall H. Talbot]
Secretary 				President

               INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
			NON-PARTICIPATING

THIS IS A VARIABLE ANNUITY CONTRACT. THE CONTRACT VALUE AND VARIABLE ANNUITY PAYMENTS ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS. THE CONTRACT VALUE OF THE SUB-ACCOUNTS IS BASED ON THE VALUE OF THE SEPARATE ACCOUNT ASSETS WHICH ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS AND WILL INCREASE OR DECREASE IN VALUE BASED UPON INVESTMENT RESULTS. THE SMALLEST ANNUAL RATE OF INVESTMENT RETURN WHICH WOULD HAVE TO BE EARNED ON THE ASSETS OF THE SEPARATE ACCOUNT SO THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS WILL NOT DECREASE IS 4%. INCOME, GAINS, AND LOSSES (REALIZED AND UNREALIZED) RESULTING FROM ASSETS IN THE SEPARATE ACCOUNT ARE CREDITED TO OR CHARGED AGAINST THE SEPARATE ACCOUNT WITHOUT REGARD TO OTHER INCOME, GAINS OR LOSSES OF FIRST SYMETRA SURRENDER CHARGES MAY APPLY TO EARLY WITHDRAWALS FROM THE CONTRACT. TRANSFERS BETWEEN INVESTMENT OPTIONS ARE SUBJECT TO RESTRICTIONS. THIS CONTRACT CONTAINS A WAIVER OF SURRENDER CHARGE IN CERTAIN CIRCUMSTANCES.

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                                 TABLE OF CONTENTS
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CONTRACT DATA PAGE					Insert
DEFINITIONS
	Accumulation Phase				1
	Accumulation Unit				1
	Annuitant					1
	Annuity Date					1
	Annuity Unit					1
	Beneficiary					1
	Contract					1
	Contract Year					1
	Income Phase					1
	IRC						1
	Owner						1
	Portfolios					1
	Purchase Payment				1
	Separate Account				2
	Sub-Account					2
THE ANNUITY CONTRACT
	ABOUT THE CONTRACT				3
	OWNER						3
	ANNUITANT					3
	BENEFICIARY					4
		Change of Beneficiary			4
PURCHASE PAYMENT PROVISIONS
	PURCHASE PAYMENTS				5
	ALLOCATION OF PURCHASE PAYMENTS			5
	ACCUMULATION UNITS				5
INVESTMENT OPTIONS
	Sub-Accounts					7
	Substitution of Shares				7
	CONTRACT VALUE					7
	TRANSFERS					7
		Limits on Excessive Transfers		7
CHARGES
	INSURANCE CHARGES				8
		Mortality and Expense Risk Charge	8
		Asset-Related Administration Charge	8
	ANNUAL ADMINISTRATION MAINTENANCE
	 CHARGE						8
	SURRENDER CHARGE				8
	WAIVER OF SURRENDER CHARGE UPON
	CONFINEMENT: PROVISIONS AND
	RESTRICTIONS					9
	WITHDRAWAL CHARGE				10
	TRANSFER CHARGE					10
	PREMIUM TAXES					10
	INCOME OR OTHER TAXES				10
WITHDRAWAL PROVISIONS
	WITHDRAWALS					11
		Repetitive Withdrawals			11
ANNUITY PAYMENT PROVISIONS
	ANNUITY OPTIONS					12
		Life Annuity				12
		Life Annuity with Guaranteed Period	12
		Joint and Survivor Life Annuity		12
		Automatic Option			12
	ANNUITY PAYMENTS				13
		Fixed Annuity Payments			13
		Variable Annuity Payments		13
		Changing Sub-Account Elections
		after the Annuity Date			14
DEATH BENEFIT PROVISIONS
	DEATH OF ANNUITANT Prior to the Annuity Date	15
	DEATH OF OWNER Prior to the Annuity Date	15
             		Guaranteed Minimum Death
			Benefit				15
		Calculation of Death Benefit		15
		Limitation on Death Benefit		16
		Payment of Death Benefit		16
	DEATH OF ANNUITANT On or After the Annuity
	Date						17
	DEATH OF OWNER On or After the Annuity
	Date						17
GENERAL PROVISIONS
	ACCOUNT STATEMENTS				18
	ASSIGNMENT OF BENEFITS				18
	COMMUNICATIONS					18
	ESSENTIAL DATA					18
	EVIDENCE OF SURVIVAL				18
	INCONTESTABILITY				18
	JURISDICTION					18
	MISSTATEMENT OF AGE OR SEX			19
	NONPARTICIPATION				19
	SEPARATE ACCOUNT				19
	STATE REQUIRED BENEFITS				19
	SUSPENSION OF ANNUITY PAYMENTS,
	WITHDRAWALS, OR TRANSFERS			19
	TERMINATION OF CONTRACT				19
	THE CONTRACT					20
	VOTING RIGHTS					20
ANNUITY PURCHASE RATE TABLES
	VARIABLE ANNUITY PURCHASE RATE TABLE		21
	FIXED ANNUITY PURCHASE RATE TABLE		22

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                                  DEFINITIONS
-------------------------------------------------------------------------------

Accumulation Phase	The period between the date we allocate
			your first Purchase Payment and the Annuity
			Date.

Accumulation Unit	A measurement used to calculate the value
			of a Portfolio during the Accumulation Phase.

Annuitant		The natural person(s) on whose life/lives
			annuity payments are based. You are the Annuitant unless you designate someone else before the Annuity Date.

Annuity Date		The date annuity payments begin under an
			annuity option. For Life Annuity Options, the
			Annuity Date must not be less than 12 months from the contract date shown on the contract data page. You may elect to commence annuity payments as early as thirteen months from the contract date. The Annuity Date must be a date which is prior to the date on which the maximum annuitization age shown on the contract data page is attained.

Annuity Unit		A measurement used to calculate variable annuity
			payments during the Income Phase.

Beneficiary		The person(s) named by the Owner and joint
			Owner, if any, to receive any death benefit payable in accordance with the provisions of this Contract.

Contract		This Flexible Premium Deferred Variable
			Annuity.

Contract Year		A 12-month period starting on the contract
			date shown on your contract data page and each anniversary of that date.


Income Phase		The period beginning on the Annuity Date
			during which the payee receives annuity
			payments.

IRC			The Internal Revenue Code of 1986, as
			amended.

Owner			The person(s) or entity(ies) named on the
			contract application, unless changed. The Owner has all ownership rights under this Contract.

Portfolios		The variable investment options available under
			the Separate Account.

Purchase Payment	An amount paid to First Symetra for allocation
			under this Contract, less any premium tax due at the time this payment is made.

Separate Account	A segregated asset account established under
			New York law and shown on the contract data page.

Sub-account		A division of the Separate Account for which
			Accumulation Units and Annuity Units are separately maintained. Each Sub-account invests exclusively in a particular Portfolio.

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                              THE ANNUITY CONTRACT
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ABOUT			This Contract is an agreement between
THE CONTRACT		First Symetra and you, the Owner, where we
			promise to pay an income in the form of annuity payments, beginning on the date you select, or a death benefit. When you are investing money, your Contract is in the Accumulation Phase.
			Once you begin receiving annuity payments, your Contract is in the Income Phase.

			You purchased this Contract with the initial
			Purchase Payment you paid, and the Contract became effective on the contract date, shown on your contract data page. The minimum initial and subsequent Purchase Payments are shown on the contract data page.

			The Contract is called a variable annuity because you allocate money among Sub-accounts available within the Separate Account. The investment performance of the Sub-account(s) you select may be positive or negative and affects the value of your Contract and the amount of any variable annuity payments.

OWNER	     		The Owner is shown on the application, unless
			changed. On the contract date, the Owner must not have been older than the maximum issue age shown on the contract data page. The Owner may exercise all ownership rights under this Contract.

			If this Contract is owned by joint Owners, they must jointly exercise their ownership rights, unless we are directed otherwise by both joint Owners in writing. On the contract date, each joint Owner must not have been older than the maximum issue age shown on the contract data page. An Owner who is a non-natural person (for example, a corporation or a trust) may not name a joint Owner.

			You may change the Owner or joint Owner by sending us a signed and dated request. If you designate someone else as Owner, that person must not have been older than the maximum issue age on the contract date. Unless you specify otherwise, a change in ownership is effective as of the date you signed the notice of change, subject to any payments made or actions we may take prior to receipt of the notice.

ANNUITANT		The Annuitant is/are the person(s) on whose
			life/lives annuity payments are based. You are the Annuitant unless you designate someone else before the Annuity Date. If you designate someone else as Annuitant, that person must not be older than the maximum issue age on the contract date and the maximum annuitization age when annuity payments begin.
			The maximum issue age and the maximum
			annuitization age are shown on the contract data page.

			An Owner who is a non-natural person may not change the Annuitant.

BENEFICIARY		The Beneficiary receives any death benefit
			payable in accordance with the provisions of this Contract. You initially name your Beneficiaries on the contract application.

Change of Beneficiary	You may change your Beneficiary designation at
			any time by sending us a signed and dated request. However, if a Beneficiary designation is irrevocable, that Beneficiary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is effective when signed by the Owner. We are not responsible for the validity of any Beneficiary designation nor for any actions we may take prior to receiving and recording a Beneficiary change.

----------------------------------------------------------------------
PURCHASE PAYMENT PROVISIONS
----------------------------------------------------------------------

PURCHASE		During the Accumulation Phase, you may make
 PAYMENTS		additional Purchase Payments.  You may change
			the amount and frequency of Purchase Payments.
			The minimum dollar amounts are shown on the contract data page. If you stop making Purchase
			Payments, all benefits under this Contract continue until the contract value is completely withdrawn.

			Purchase Payments must be in lawful currency of the United States and submitted to our Administrative Office at [P.O. Box 3882, Seattle, WA 98124-3882], or in a manner agreed to by First Symetra.

			We reserve the right to reject any application by an Owner or Annuitant who is ineligible for this Contract, any incomplete application, any Purchase Payment which does not meet the minimum payment amount shown on the contract data page, and any Purchase Payment in excess of $1 million dollars. If we do not accept a Purchase Payment, we will return it within five business days.

ALLOCATION OF 		Your initial Purchase Payment will be allocated
PURCHASE PAYMENTS	according to your instructions on your application.
			Unless you tell us otherwise, subsequent
			Purchase Payments will be allocated in the same proportion as your most recent Purchase
			Payment (unless that was a Purchase Payment you directed us to allocate on a one-time-only basis).

			Once we receive your Purchase Payment, the allocation to the Portfolios is effective and valued as of the next close of the New York Stock
			Exchange (NYSE). If for any reason the NYSE is closed when we receive your Purchase Payment, it will be valued as of the close of the NYSE on its next regular business day.

			When we are required to guarantee a return of Purchase Payments during the Right to Examine period, we reserve the right to initially apply amounts to the [Fidelity VIP Money Market Initial Class] as shown on the cover page of this Contract. These amounts will then be allocated in the manner you selected, unless you have canceled the Contract.

ACCUMULATION 		When you make Purchase Payments or transfers into a
UNITS			Sub-account, we credit your Contract with
			Accumulation Units. Similarly, when you request a withdrawal or a transfer of money from a Sub-account, Accumulation Units are liquidated. In either case, the increase or decrease in the number of your Accumulation Units is determined by taking the dollar amount of the Purchase Payment, transfer, or withdrawal and dividing it by the value of an Accumulation
			Unit on the date the transaction occurs.

			We calculate the value of an Accumulation Unit for each Portfolio after the NYSE closes each day. To determine the current Accumulation Unit value, we take the prior day's Accumulation Unit value and multiply it by the Net Investment
			Factor for the current day.

			The Net Investment Factor is used to measure
			the daily change in Accumulation Unit value for each Sub-account. The Net Investment Factor equals:
			-	the net asset value per share of a Sub-
				account at the end of the current day
				plus the per share amount of any
				dividend or income distributions made
				by the Sub-account that day; divided
				by
			-	the net asset value per share of a
				Sub-account at the end of the prior
				day plus the per share amount of any
				dividend or income distributions made
				by the Sub-account that day; minus
			-	the daily insurance charges, expressed
				as a percentage of the total net assets
				of the Sub-account.

				The value of an Accumulation Unit will
				usually go up or down from day to day.

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                       INVESTMENT OPTIONS
-----------------------------------------------------------------------
SUB-ACCOUNTS		You may allocate money to the Sub-accounts
			shown on the contract data page.
			We reserve the right to add, combine,
			restrict, or remove any Sub-account as
			an investment option of this Contract.
			Sub-accounts have different investment
			objectives. The investment performance
			of a Sub-account may be positive or
			negative.

Substitution of Shares	If any shares of the Sub-accounts are
			no longer available, or if in our view
			no longer meet the purpose of the
			Contract, it may be necessary to
			substitute shares of another Sub-
			account.  We will seek prior approval
			of the Securities and Exchange
			Commission (SEC) to the extent required
			by law and give you notice before
			doing this.

CONTRACT VALUE		Your contract value is the sum of the
			values in the Sub-accounts attributable
			to your Contract.  We calculate this by:
			-	adding all the Purchase
				 Payments you invested;
			-	subtracting the charges which
				have been deducted;
			-	subtracting the withdrawals
				you have made;
			-	adjusting for each Sub-
				account's gain or loss;
			-	subtracting the amounts
				withdrawn for an annuity
				option; and
			-	subtracting the amounts
				withdrawn to pay the death
				benefit.

TRANSFERS		During the Accumulation Phase, you can
			transfer money among the Portfolios.
			The minimum amounts that can be
			transferred are shown on the contract
			data page.  In each Contract Year a
			specified number of transfers are free of charge. Each additional transfer in a Contract Year may have a transfer charge. The number of free transfers and the transfer charge are shown on the contract data page.

			We reserve the right to modify, suspend, or terminate transfer privileges at any time if they violate the provisions outlined in the "Limits on Excessive Transfers" section of this Contract.

Limits on Excessive 	We may restrict or eliminate the right
Transfers		to make transfers among Sub-accounts
			if such rights are executed by you, a
			market timing firm, or other third party authorized to initiate transfers or exchange transactions on your behalf.
			For example, we reserve the right to
			reject any transfer request if, in our
			judgment, you are engaging in a
			pattern of transfer that may
			disadvantage other contract owners
			or would cause a Portfolio to be
			unable to invest effectively in
			accordance with its investment
			objectives and policies or would
			otherwise be potentially adversely
			affected.  In addition, if we or any
			affected Portfolio believes you are
			engaging in activity as described
			above or similar activity which will
			potentially hurt the rights or interests of other contract owners, we have the right to restrict the number of transfers you make.

			We will continue to monitor the transfer activity occurring among the Sub-accounts and may modify these transfer restrictions at any time if we deem it necessary to protect the interest of all contract owners. These modifications may include curtailing or eliminating, without notice, certain methods to request transfers.
			Portfolios offered in this Contract may
			have their own market timing policies
			and procedures and impose redemption
			fees for short-term investments in their Portfolios. We have the right to deduct those redemption fees from your contract value.

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                               CHARGES
---------------------------------------------------------------------------

The following charges apply to your Contract:

INSURANCE CHARGES	Each day we make deductions for our
			insurance charges.  We do this as part
			of our calculation of the value of
			Accumulation Units and Annuity Units.
			The insurance charges are as follows:

Mortality and Expense 	The mortality and expense risk charge
Risk Charge		is equal, on an annual basis, to a
			percentage of the average daily net assets of
			 each Sub-account.  The percentage is shown
			on the contract data page.

Asset-Related 		The asset-related administration charge is
Administration Charge	equal, on an annual basis, to a percentage
			of the average daily net assets of each Sub-account. The percentages are shown on the contract data page.

			The asset-related administration charge is determined at the start of each Contract Year. The contract value at the start of a Contract Year determines the applicable asset-related administration charge. The asset-related administration charge applies for the current Contract Year. The applicable charge may go up or down based on market conditions, deposits, withdrawals, and surrenders. It may be different for each Contract and each Contract Year.



ANNUAL ADMINISTRATION  	The annual administration maintenance charge,
MAINTENANCE CHARGE	shown on the contract data page,
			will be deducted from your Contract on the last day of each Contract Year and if you withdraw the entire contract value. The Sub-account from which this charge is deducted is determined by the hierarchical order of the Sub-accounts shown on the contract data page.

			We will not deduct this charge if your contract value is at least equal to the amount shown on the contract data page when the deduction is to be made. During the Income Phase, we will not deduct this charge.

SURRENDER CHARGE	A surrender charge may be applied to any
			withdrawal from the Contract. The surrender charge is a percentage of the amount withdrawn.
			The surrender charge is based on the length of time each Purchase Payment has been in your Contract according to the schedule shown on the contract data page. We treat Purchase Payments as being withdrawn on a first in, first out basis.
			For purposes of applying the surrender charge, all withdrawals are assumed to come from Purchase Payments first.

			You can withdraw 10% of your contract value each Contract Year without a surrender charge. The determination of whether more than 10% of the contract value has been withdrawn is made at the time of surrender. If you take more than one withdrawal in a Contract Year, the previous withdrawals in the Contract Year are added to the current contract value to determine whether more than 10% of the contract value has been withdrawn in that Contract Year.

			Surrender charges will not be assessed on the following:

			-	withdrawals, if the total amount
				withdrawn during the Contract Year does
				not exceed 10% of the contract value;
			-	withdrawals taken for payment of
				the annual administration maintenance
				charge, withdrawal charges, transfer
				charges, or premium taxes;
			-	repetitive withdrawals, if the withdrawals
				are equal or substantially equal and are
				expected to deplete the contract value over
				your life expectancy or the joint life
				expectancy of you and your joint Owner
				(or, if applicable you and your Beneficiary). If you take additional withdrawals or otherwise modify or stop the repetitive withdrawals, however, the repetitive withdrawals taken during the Contract Year will be included
				when determining whether more than 10%
				of the contract value has been withdrawn;
			-	annuity payments; and
			-	withdrawals taken on account of your
				death.






WAIVER OF 		Surrender charges will also not be assessed on the following:
SURRENDER		-	withdrawals taken after you have been
CONFINEMENT:   			confined to a hospital or nursing home for
 CHARGES UPON 			30 consecutive days if the withdrawal is taken:
PROVISIONS AND 			-	during confinement; or
RESTRICTIONS			-	within 60 days after confinement ends.


			The 30-day period may be satisfied by confinement in a combination of hospitals, nursing homes, or home care. Separate periods of confinement occurring within 6 months of the start of a previous 30 consecutive day period of confinement for the same or related condition will be considered the same confinement.

			A new 30 consecutive day period will be applied for a confinement due to a new or non-related cause or to a confinement occurring more than six months from the most recent confinement for the same or related condition.

			If you are confined to a hospital or nursing home on the contract date, you are not eligible for this waiver of surrender charges until after the first Contract Year.

			We may require proof of confinement. Proof of confinement may include a billing statement from the hospital or nursing home showing the dates of confinement and service or a certification of confinement signed by your attending physician.

			Hospital is defined in one of two ways:
			(1)	a lawfully operated institution that is
				licensed as a hospital by the Joint
				Commission of Accreditation of
				Hospitals; or
			(2)	a lawfully operated institution that
				provides in-patient treatment under
				the direction of a staff of physicians
				and has 24-hour per day nursing
				services.

			Nursing home is defined as a facility operated pursuant to state law that provides convalescent or chronic care for in-patients who, by reason of illness or infirmity, are unable to properly care for themselves.

			Physician means a health care practitioner licensed, board certified or board eligible in the state of New York, who is qualified to practice in the area of medicine or in a specialty appropriate to treat the Owner's condition or disease. It does not include the Owner, the Annuitant, or a member of the Owner'(s) or Annuitant'(s) family.

			Home care means the care and treatment of the Owner who is under the care of a physician but only if confinement in a hospital or nursing home would otherwise have been required f home care was not provided. The plan covering the home health service must be established and approved in writing by the attending physician.



WITHDRAWAL CHARGE	The withdrawal charge, shown on the contract
			data page, is deducted for each withdrawal after the first withdrawal in a Contract Year.
			This charge will be deducted from your
			remaining contract value, unless you tell us otherwise.

			We will not deduct this charge for annuity payments, repetitive withdrawals using electronic funds transfer (EFT), or if the entire contract value is withdrawn.

TRANSFER CHARGE		The transfer charge is deducted from your Contract
			for each transfer in excess of the number of free transfers allowed in a Contract Year. The transfer charge and the number of free transfers are shown on the contract data page.

			Scheduled transfers authorized by us as part of an investment strategy such as dollar cost averaging, appreciation sweep, Sub-account rebalancing, or asset allocation programs do not count against your free transfers.

PREMIUM TAXES		The contract data page shows whether or not
			premium tax is charged in your state as of the contract date.

INCOME OR OTHER TAXES	Currently we do not pay income or other taxes
			on earnings attributable to your Contract.
			However, if we ever incur such taxes, we reserve the right to deduct them from your Contract.

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                          WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------

WITHDRAWALS		During the Accumulation Phase, you may withdraw
			part or all of your contract value. The minimum amount that can be withdrawn is shown on the contract data page.

			To take withdrawals, you must send a written request to our Administrative Office. Unless you tell us differently, partial withdrawals will be made pro rata from each Sub-account. Once we receive your request, withdrawals from the Sub-accounts will be effective as of the next close of the NYSE.

			A withdrawal may have a surrender charge, a withdrawal charge, and, if you withdraw the entire contract value, an annual administration maintenance charge.

Repetitive Withdrawals	You may request repetitive withdrawals of a
			predetermined amount on a monthly, quarterly, or annual basis by completing the appropriate form.

-------------------------------------------------------------------------
                       ANNUITY PAYMENT PROVISIONS
-------------------------------------------------------------------------


ANNUITY OPTIONS		The Income Phase will start no later than the
			maximum annuitization age shown on the
			contract data page, or an earlier date if required by law. During the Income Phase, the payee
			(you or someone you choose) receives regular annuity payments beginning on the Annuity
			Date.

			To start the Income Phase, you must notify us in writing at least 30 days prior to the date that you want annuity payments to begin. You may choose annuity payments under an annuity option described in this Contract or another annuity option that you want and that we agree to provide. You cannot start the Income Phase until the Contract has been in effect for at least one year. If the amount applied to an annuity option is less than $2,000, we may make payment in a lump sum where permitted by state law. We reserve the right to change the payment frequency if payment amounts would be less than $250.

			Switching to the Income Phase is irrevocable. Once you begin receiving annuity payments, you cannot switch back to the Accumulation Phase. You cannot add Purchase Payments, change or
			add an Annuitant, change the annuity option, or change between fixed and variable annuity
			payments.   When the Contract switches to the
			Income Phase, the guaranteed minimum death benefit will no longer be applicable.

			The annuity benefits at the time of their commencement will not be less than those that are provided by the application of the amount to purchase any single consideration immediate annuity contract offered by First Symetra at the same time to the same class of annuitants.

			Annuity payment options based on a life ensure that the annuitant or annuitants cannot outlive the annuity payments. The duration of the annuitant's life or annuitants lives determines how long payments continue under the following options:


Life Annuity		The payee receives monthly annuity payments
			as long as the Annuitant is living. Annuity payments stop when the Annuitant dies.

Life Annuity with	The payee receives monthly annuity payments
 Guaranteed Period	for the longer of the Annuitant's life or
			a guaranteed period of five or more years as selected by you and agreed to by us. If the Annuitant dies before all guaranteed payments have been made, the remaining payments due will be made to the payee designated by the Owner. Annuity payments stop the later of the date the Annuitant dies or the date the last guaranteed payment is made.

			As an alternative to monthly payments, the Owner may elect to have the present value of the guaranteed variable annuity payments remaining as of the date the notice of death is received by us commuted at the assumed investment return of 4% and paid in a single payment.

Joint and Survivor Life The payee receives monthly annuity payments as
Annuity			long as the Annuitant is living.  After the
			Annuitant dies, the payee receives a specified percentage of each annuity payment as long as the joint Annuitant is living. You name the joint Annuitant and payment percentage at the time you elect this option. Annuity payments stop the later of the date the Annuitant dies or the date the joint Annuitant dies.

Automatic Option	If you do not choose an annuity option at least 30
			days before the latest Annuity Date allowed under this Contract, we will make variable annuity payments under the Life Annuity with Guaranteed
			Period annuity option. The guaranteed period will be equal to 10 years, unless otherwise required by the IRC.


ANNUITY PAYMENTS	You can choose whether annuity payments will be
			made on a fixed basis, variable basis, or both.
			After the Annuity Date, you may not switch between fixed annuity payments and variable annuity payments.

Fixed Annuity Payments 	The dollar amount of each fixed annuity
			payment will stay the same.   Annuity payments
			will be determined by applying the contract value that you want to use to purchase fixed annuity payments to the Fixed Annuity Purchase Rate Table of this Contract, or the current rates at that time if more favorable to you. If premium taxes are required by state law, these taxes will be deducted before the annuity payments are calculated.

Variable Annuity 	The dollar amount of each variable annuity
Payments		payment will vary depending on the investment
			performance of the Sub-accounts that you selected. Unless we receive different instructions, variable annuity payments will be based on the investment allocations in place on the Annuity
			Date. Variable annuity payments will be determined as described below.

			First Variable Annuity Payment: The dollar amount of the first variable annuity payment is the sum of the payments from each Sub-account determined by applying the contract value used to purchase variable annuity payments, as of the 15th day of the preceding month, to the Variable Annuity Purchase Rate Table of this Contract. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open. If premium taxes are required by state law, these taxes will be deducted before the annuity payment is calculated.

			Subsequent Variable Annuity Payments: The dollar amount of each subsequent variable annuity payment is the sum of the payments from each Sub-account, which are determined by multiplying the number of Annuity Units credited for that Portfolio by the Annuity Unit value of that Sub-account as of the 15th of the month preceding the annuity payment. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open.

				Number of Variable Annuity Units: The
				number of Annuity Units credited for
				each Sub-account is the amount of the
				first annuity payment attributable to
				that Sub-account divided by the value
				of the applicable Annuity Unit for that
				Sub-account as of the 15th day of
				the month preceding the Annuity Date.
				The number of Annuity Units used to
				calculate the variable annuity payment
				each month remains constant unless
				you change Sub-account elections.

				Value of Variable Annuity Units: The
				value of an Annuity Unit will usually
				increase or decrease from one
				month to the next.  For each month
				after the first month, the value of
				an Annuity Unit of a particular
				Sub-account is:
				-	the value of that Annuity
					 Unit as of the 15th day of
					the preceding month (or
					the next day that the NYSE
					is open);
				-	multiplied by the Net
					Investment Factors for that
					Sub-account; and
				-	divided by the Assumed
					Investment Factor for
					the period.


				The Net Investment Factor is a number
				that represents the change in the
				Accumulation Unit value of a Sub-account on successive days when the NYSE is open. The Net Investment Factor for any Sub-account for any valuation day is determined by dividing the current Accumulation Unit value by the prior day's Accumulation Unit value. The
				Net Investment Factor will likely be
				different than the Assumed Investment
				Factor, and therefore the Annuity Unit
				value will usually increase or
				decrease.

				The Assumed Investment Factor for a
				one-day valuation period is 1.00010746.
				This factor neutralizes the assumed
				investment return of 4% in the
				Variable Annuity Purchase Rate
				Table.

			We guarantee that the dollar amount of each variable annuity payment made after the first payment will not be adversely affected by variations in actual mortality experience or actual expenses incurred in excess of the expense deductions provided for in the Contract.

Changing Sub-account 	If you have selected variable annuity payments,
Elections after 	after the Annuity Date you may request to change
the Annuity Date	Sub-account elections once a month. Changes
			will affect the number of units used to calculate annuity payments.

-----------------------------------------------------------------------
                      DEATH BENEFIT PROVISIONS
-----------------------------------------------------------------------

DEATH OF ANNUITANT	If the Annuitant is not an Owner and the
Prior to the Annuity 	Annuitant dies before the Annuity Date,
Date			you must designate a new Annuitant.  If no
			designation is made within 30 days after we are notified of the Annuitant's death, you will become the Annuitant.

			If this Contract is owned by a non-natural person (for example, a corporation or trust), the death of the Annuitant will be treated as the death of the Owner. In this case, all references to "Owner" and "joint Owner" in these provisions are replaced by "Annuitant" and "joint Annuitant".

DEATH OF OWNER		If any Owner dies before the Annuity Date, we will
Prior to the Annuity 	pay a death benefit to the:
Date			-	surviving Owner; or if none, then
			-	surviving primary Beneficiary(ies); or
				if none, then
			-	surviving contingent Beneficiary(ies);
				or if none, then
			-	the estate of the last Owner to die.

			If the death benefit is payable to the Owner's spouse, the spouse will have the option to continue the Contract and will then be the Owner of the Contract.

Guaranteed 		The guaranteed minimum death benefit is
Minimum Death		initially equal to the first Purchase Payment.
Benefit  		It is immediately increased by additional Purchase
			Payments and proportionately reduced for withdrawals. After such withdrawals, the guaranteed minimum death benefit will be recalculated by multiplying the prior guaranteed minimum death benefit by the ratio of the contract value after the withdrawal to the contract value before the withdrawal.




Calculation of 		If the Owner or older joint Owner is under age
Death Benefit		75 at the time of death, the death benefit on the
			calculation date is the sum of:
			(1)	the contract value; plus
			(2)	any excess of the guaranteed minimum
				death benefit over the contract value.

			If the Owner is age 75 or older at the time of death, the death benefit is the contract value.

			The guaranteed minimum death benefit is always calculated on the life of the oldest original Owner, as shown on the original application for this Contract. The amount payable on the death of any Owner other than the oldest original Owner will be the current contract value. If the oldest original
			Owner ceases to be an Owner of the Contract, the guaranteed minimum death benefit will be terminated.

			When determining (1) and (2) above, the
			calculations are based on the earlier of:
			-	the date we receive proof of death and the
				first election of how to take the death
				benefit payment; or
			-	six months from the date of death.

			If we receive due proof of death and the first death benefit payment election within 6 months of the date of death: If the guaranteed minimum death benefit exceeds the contract value, we will add the difference to the contract value on the date we receive the required information so that the contract value will equal the guaranteed minimum death benefit. This additional amount will be allocated to the Sub-accounts in the same proportion that Purchase Payments were last allocated. Thereafter, the contract value will be subject to investment performance and applicable charges until the date the death benefit is paid.


			If we receive due proof of death and the first death benefit payment election more than 6 months after the date of death: If the guaranteed minimum death benefit exceeds the contract value on the 6-month anniversary of the date of death, we will credit the difference with interest at the currently offered money market Sub-account rate from the 6-month anniversary until the date we receive the required information. At that time we will allocate this additional amount, with the credited interest, to the Portfolios in the same proportion that Purchase Payments were last allocated. Thereafter, the contract value will be subject to investment performance and applicable contract charges until the date payment is made.


Limitation on 		At most, one guaranteed minimum death benefit will
Death Benefit 		be paid during the life of the Contract.In addition,
			the maximum amount that we will add to the contract value is limited to $1 million. This limitation applies to any amount added to the contract value so that the contract value equals the guaranteed minimum death benefit.

Payment of Death 	To pay the death benefit, we need proof of death
Benefit			acceptable to us, such as a certified copy of a death
			certificate, plus written direction regarding how to pay the death benefit payment. If the death benefit is payable to an Owner's estate, we will pay it in a single payment.

			Upon receiving due proof of death we will credit interest at the rate required by law.

			The death benefit may be paid as:
			-	a lump sum payment or series of withdrawals
				that are completed within five years from
				the date of death; or
			-	annuity payments made over life or life
				expectancy. To receive annuity payments, this election must be made within 60 days from our receipt of proof of death. Annuity payments must begin within one year from the date of death. Once annuity payments begin, they cannot be changed.

			If a person entitled to receive a death benefit dies before the death benefit is distributed, we will pay the death benefit to that person's named beneficiary or, if none, to that person's estate.

DEATH OF ANNUITANT	If the Annuitant is not the Owner and dies after the
On or After the		Annuity Date, then we will continue paying any remaining
Annuity Date		annuity payments to the payee designated by the Owner.







DEATH OF OWNER		If the Owner dies after the Annuity Date, any amounts
On or After the		paid will depend on the annuity option then in effect.
Annuity Date		The right to change the payee for remaining annuity
			payments is determined as follows:
			-	the surviving Owner; or if none, then
			-	the surviving primary Beneficiary(ies); or if
				none, then
			-	the surviving contingent Beneficiary(ies); or
				if none, then
			-	the estate of the last Owner to die.

-------------------------------------------------------------------------------
                               GENERAL PROVISIONS
-------------------------------------------------------------------------------

ACCOUNT STATEMENTS	At least once each calendar year we will furnish you
			with a statement with a date not more than four months prior to the mailing date showing your contract value or, if applicable and required by law, your Annuity
			Units and the Annuity Unit values.

ASSIGNMENT OF BENEFITS	You may assign your rights under this Contract unless
			restricted by applicable law. If this Contract is assigned, we will treat it as a change of ownership and all rights will be transferred. The new Owner must not have been older than the maximum issue age on the contract date. We are not bound by any assignment unless it is in writing. We are not responsible for the validity of any assignment. Assignments are effective on the date the notice of assignment is signed by the Owner, subject to all payments made and actions taken by us before a signed copy of the assignment form is received by us at our Administrative Office.
			To the extent allowed by law, payments under this Contract are not subject to legal process for the claims of creditors.

COMMUNICATIONS		All written communications to you will be addressed to
			you at your last known address on file with First
			Symetra.

			All written communications to First Symetra must be addressed to First Symetra at its Administrative Office at [P.O. Box 3882, Seattle, Washington 98124-3882].

ESSENTIAL DATA		You and each person entitled to receive benefits under
			this Contract must provide us with any information we need to administer this Contract. We are entitled to rely exclusively on the completeness and accuracy of data furnished by you, and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF SURVIVAL	When any payments under this Contract depend upon any
			person being alive on a given date, we may require satisfactory proof that the person is living before making such payments.

INCONTESTABILITY	This Contract and any rider(s) or endorsement(s)
			presently attached to this Contract are incontestable as to the material facts of the application for the Contract and to the representations of the Owner after such Contract has been in force during the lifetime of the Owner for two years from its date of issue. If any rider or endorsement subsequently attached to this Contract provides supplemental benefits that the Owner applied for after the Contract was issued, such rider or endorsement is incontestable as to the material facts of the application for the supplemental benefit and to the representations of the Owner after such rider or endorsement has been in force during the lifetime of the Owner for two years from its date of issue.


JURISDICTION		In the event of a dispute, the laws of the jurisdiction
			in which the Contract is delivered will apply.

MISSTATEMENT OF 	We may require satisfactory proof of correct age or sex
AGE OR SEX		at any time.
			-	If annuity payments are based on life or life
				expectancy and the age or sex of any Annuitant
				has been misstated, annuity payments will be
				based on the corrected information.
				Underpayments will be made up in a lump sum
				with the next scheduled payment.  Overpayments
				will be deducted from future payments until the
				total is repaid.  We will not credit interest
				on underpayments or charge interest on overpayments.
			-	If the age of any Annuitant or Owner has been
				misstated, the amount of any death benefit
				payable will be determined based on the correct
				age of the Annuitant or Owner.

NONPARTICIPATION	This Contract is nonparticipating, which means it
			will not share in any distribution of profits, losses, or surplus of First Symetra.

SEPARATE ACCOUNT	The Separate Account holds the assets that underlie
			the contract values invested in the Portfolios.
			The assets in the Separate Account are the property of First Symetra. However, assets in the Separate
			Account that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses
			(realized and unrealized), resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of First Symetra.

STATE REQUIRED 		The death benefit, contract value and paid up
BENEFITS		annuity benefits under this Contact will not be less
			than the minimum benefits required by any statute of any state in which this Contract is delivered.

SUSPENSION OF 		We may be required to suspend or postpone payment of
ANNUITY PAYMENTS, 	annuity payments, withdrawals, or transfers from the
WITHDRAWALS, OR 	Sub-accounts for any period of time when:
TRANSFERS		-	the NYSE is closed (other than customary
				weekend or holiday closings);
			-	trading on the NYSE is restricted;
			-	an SEC declared emergency exists such that
				disposal of or determination of the value of
				the Sub-account shares is not reasonably
				practicable; or
			-	the SEC, by order, so permits for your
				protection.

TERMINATION OF 		This Contract will terminate when First Symetra has
CONTRACT		completed all of its duties and obligations under
			the Contract.

THE CONTRACT 		The entire Contract between you and First Symetra
			consists of this Contract, contract data page, any endorsements, amendments or riders, and contract application, a copy of which is attached to the Contract.

			All statements made by or under the authority of the applicant for issuance of the contract are deemed to be representations and not warranties.

			The terms and conditions of this Contract may be amended by written endorsement or amendment and signed by an authorized officer of First Symetra. Any change must be in writing. No other person can change any of the terms or conditions of this Contract. First Symetra reserves the right to change the provisions of this Contract to conform to any applicable law, regulation, or ruling issued by a government agency.

VOTING RIGHTS		First Symetra is the legal owner of the Portfolios'
			shares. However, when a Portfolio solicits proxies in connection with a shareholder vote, we are required to ask you for instructions as to how to vote those shares.
			All shares are voted in the same proportion as the instructions we received. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right. In addition, we may disregard shareholder voting instructions:

			-     	if required by regulatory officials if such
				instructions would require us to vote the
			    	shares so as to cause a change in sub-
				classification or investment objectives of
				one or more of the Portfolios, or to approve
				or disapprove an investment advisory agreement;
			-     	if such instructions would require changes in
				the investment objective or investment advisor of a Portfolio or be inconsistent with the investment objectives of a Portfolio;
			-     	vary from the general quality and nature of
				investments and investment techniques used
				by other Portfolios with similar investment
				objectives and underlying other variable
				contracts offered by First Symetra Life or of an affiliated insurance company; or
			-     	violate state or federal law.

			If we disregard voting instructions, we will notify contract owners of our actions and of our reasons for doing so in our next semi-annual report.

-------------------------------------------------------------------------------
                           ANNUITY PURCHASE RATE TABLES
-------------------------------------------------------------------------------


                     VARIABLE ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Variable Annuity Purchase Rate Table are based upon the Annuity
2000 Mortality Table projected using a generational approach with an initial projection of 20 years. An age setback of 1 year will be used if the annuity payments begin in the year 2013-2022, 2 years if the annuity payments begin in the year 2023-2032, and an additional 1-year setback for each additional 10 years. The assumed investment return in the table is 4.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by Symetra upon request.

                                                       Consideration Required to Purchase $1 of Monthly Variable Annuity*

 	Life Annuity 		Life Annuity		Life Annuity		Joint & Survivor**
	No Period Certain	5 Years Certain		10 Years Certain		5 Years
										Life	Certain
Age	Male	Female		Male 	Female		Male	Female		Annuity	and Life
60     $197.53 $212.16 	       $198.19 $212.54 	       $200.20 $213.72 	       $230.94 $230.94
61 	193.64 	208.52 		194.37  208.94 		196.57 	210.24 		227.76 	227.76
62 	189.65 	204.77 		190.44 	205.23 		192.88	206.66 		224.45 	224.46
63 	185.55 	200.90 		186.42 	201.42 		189.13 	202.98 		221.03 	221.04
64 	181.35 	196.93 		182.31 	197.50 		185.33 	199.22 		217.48 	217.50
65 	177.06 	192.84 		178.12 	193.47 		181.50 	195.37 		213.81  213.83
66 	172.68 	188.65 		173.87 	189.33 		177.63 	191.43 		210.02  210.04
67 	168.23 	184.34 		169.56 	185.09 		173.76 	187.42 		206.09 	206.12
68	163.72	179.91 		165.22 	180.74 		169.88 	183.34 		202.05 	202.08
69 	159.18 	175.37 		160.85 	176.29 		166.01 	179.20 		197.88 	197.92
70 	154.60 	170.71 		156.48 	171.73 		162.17 	175.01 		193.59 	193.64
71 	150.02 	165.94 		152.11 	167.08 		158.37 	170.78 		189.18 	189.24
72 	145.44 	161.07 		147.76 	162.36 		154.62 	166.52 		184.66 	184.74
73 	140.86	156.11		143.42 	157.57 		150.93 	162.26 		180.03 	180.13
74 	136.27	151.08 		139.09 	152.73 		147.30 	158.01 		175.30 	175.43
75 	131.68 	145.99 		134.77 	147.87		143.74 	153.79 		170.48 	170.63
76	127.09 	140.88 		130.49 	143.00 		140.26 	149.63 		165.58 	165.76
77 	122.51 	135.74 		126.25 	138.13 		136.87 	145.54 		160.59 	160.83
78 	117.95 	130.59 		122.05 	133.29 		133.58 	141.54 		155.55 	155.83
79 	113.42 	125.44 		117.92 	128.46		130.42 	137.65 		150.44 	150.79
80 	108.93 	120.28 		113.85 	123.67 		127.38 	133.89 		145.29 	145.72
81 	104.49 	115.13 		109.87 	118.94 		124.48 	130.28 		140.10 	140.62
82 	100.10 	110.01 		105.98 	114.28 		121.74 	126.86 		134.89 	135.53
83 	 95.78 	104.94 		102.19 	109.72 		119.16 	123.63 		129.67 	130.45
84 	 91.53 	 99.92 		 98.50 	105.28 		116.75 	120.62 		124.46 	125.41
85 	 87.36	 94.99 		 94.94 	100.98 		114.50 	117.82 		119.27 	120.42
86 	 83.26 	 90.15 		 91.50   96.85 		112.41 	115.23 		114.12 	115.52
87 	 79.24   85.43 		 88.21   92.92		110.47 	112.85 		109.02 	110.72
88 	 75.30 	 80.83 		 85.06   89.19 		108.68 	110.66 		103.99 	106.04
89 	 71.50 	 76.43 		 82.09   85.70 		107.04 	108.66 		 99.07 	101.53
90 	 67.84 	 72.24		 79.28 	 82.44 		105.56 	106.88 		 94.29   97.19

*  The consideration shown refers to the net value of the Portfolios used to purchase a variable annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life Annuity initially equivalent to a monthly income of $1,000 will cost $177,060. However, because this is a variable annuity, the dollar amount of this monthly income is not guaranteed and may increase or decrease.

** Annuitant and joint Annuitant are assumed to be the same age. The rate table for the Joint & Survivor is calculated based on 100% of annuity payments to the surviving Annuitant.

                                       FIXED ANNUITY PURCHASE RATE TABLE


MORTALITY TABLE USED: The rates in the Fixed Annuity Purchase Rate Table are based upon the Annuity
2000 Mortality Table projected using a generational approach with an initial projection of 20 years. The effective interest rate assumed in the table is 2.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by First
Symetra upon request.

                                  Consideration Required to Purchase $1 of Monthly Fixed Annuity*

	Life Annuity 		Life Annuity		Life Annuity		Joint & Survivor**
	No Period Certain	5 Years Certain		10 Years Certain		5 Years
										Life	Certain
Age	Male	Female		Male 	Female		Male	Female		Annuity	and Life
60     $255.94 $279.92	       $256.65 $280.33	       $258.98 $281.70	       $311.12	$311.13
61 	249.36 	273.38 		250.13 	273.83 		252.70 	275.34 		304.87 	 304.88
62	242.72	266.76 		243.56 	267.26 		246.40 	268.91 		298.51	 298.52
63	236.01	260.05 		236.93 	260.60 		240.09 	262.42 		292.04 	 292.05
64	229.25	253.27 		230.27 	253.88 		233.78 	255.88 		285.46	 285.48
65 	222.44 	246.42 		223.57 	247.09 		227.50 	249.29 		278.79   278.81
66 	215.61	239.50 		216.87 	240.23 		221.25 	242.67 		272.02 	 272.04
67 	208.76	232.51 		210.18 	233.31 		215.06 	236.02 		265.15 	 265.18
68 	201.92 	225.45 		203.52 	226.33 		208.93 	229.36 		258.20	 258.23
69	195.12	218.32 		196.91 	219.30 		202.90 	222.69 		251.16	 251.21
70	188.37 	211.14 		190.37 	212.22 		196.98 	216.04 		244.06	 244.11
71 	181.68 	203.90 		183.91 	205.12 		191.19 	209.41 		236.88 	 236.95
72	175.07 	196.62 		177.54 	198.00 		185.53 	202.84 		229.66 	 229.74
73	168.55 	189.33 		171.28 	190.88 		180.01 	196.34 		222.38 	 222.49
74	162.10 	182.04 		165.10 	183.81 		174.64 	189.94 		215.08 	 215.21
75	155.71 	174.78 		159.01 	176.79 		169.43 	183.67 		207.75 	 207.91
76 	149.41 	167.58 		153.04 	169.85 		164.39 	177.55 		200.41 	 200.61
77 	143.20	160.44 		147.18 	163.00 		159.52 	171.61 		193.08 	 193.33
78 	137.08 	153.39 		141.45 	156.26 		154.85 	165.86 		185.77 	 186.08
79	131.07 	146.41 		135.87 	149.64 		150.39 	160.32 		178.49 	 178.87
80	125.19 	139.52 		130.43 	143.14 		146.14 	155.02 		171.25 	 171.71
81 	119.42	132.74 		125.16 	136.80 		142.13 	149.99 		164.06 	 164.63
82 	113.80 	126.08 		120.06 	130.63 		138.35 	145.25 		156.95 	 157.64
83	108.31 	119.55 		115.13 	124.65 		134.83 	140.82 		149.93 	 150.77
84	102.96 	113.18 		110.38 	118.89 		131.56 	136.71 		143.01	 144.03
85	 97.76 	106.98 		105.83 	113.37 		128.54 	132.93 		136.21	 137.45
86	 92.70 	100.97 		101.48 	108.12 		125.74 	129.45 		129.54	 131.05
87 	 87.79 	 95.16 		 97.34 	103.14 		123.18 	126.28 		123.02	 124.85
88 	 83.02 	 89.57 		 93.42	 98.48 		120.82 	123.38 		116.67 	 118.88
89 	 78.46   84.26 		 89.74	 94.14 		118.68 	120.77 		110.53 	 113.17
90 	 74.10 	 79.24 		 86.28 	 90.11 		116.76 	118.46 		104.61 	 107.73

*  The consideration shown refers to the net value used to purchase a fixed annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life Annuity which provides a guaranteed monthly income of $1,000 will cost $222,440.
** Annuitant and joint Annuitant are assumed to be the same age. The rate table for the Joint & Survivor is calculated based on 100% of annuity payments to the surviving Annuitant.

                   INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                                      NON-PARTICIPATING

                                 CONTRACT DATA PAGE

PRODUCT:	First Symetra[registered trademark symbol] [Focus] Variable Annuity

OWNER:			[John Doe]		JOINT OWNER:		[Jane Doe]
	Address:	[1234 Main St.]			Address:	[1234 Main St.]
			[Any City, NY 99999-9999]			[Any City, NY 99999-9999]
	Date of Birth:	[1/01/1970]			Date of Birth:	[2/01/1970]
	Age:		[35]	Sex:	[Male]		Age:		[35]	Sex:	[Female]

ANNUITANT:		[John Doe]		JOINT ANNUITANT:	[Jane Doe]
	Address:	[1234 Main St.]			Address:	[1234 Main St.]
			[Any City, NY 99999-9999]			[Any City, NY 99999-9999]
	Date of Birth:	[1/01/1970]			Date of Birth:	[2/01/1970]
	Age:	[35]	Sex:	[Male]			Age:		[35]	Sex:	[Female]

CONTRACT NUMBER:					[LP12345678]
CONTRACT DATE:						[5/01/2005]
PRODUCT TYPE:						[Non-Qualified]
ANNUITY DATE:						Not Later Than [12/31/2065]
CAPITAL PRESERVATION RIDER EFFECTIVE DATE:               [5/1/2005]
INITIAL PURCHASE PAYMENT:				[$50,000]

GUARANTEED MINIMUM DEATH BENEFIT
AGE EXTENSION RIDER:                                    [Yes or No]

CAPITAL PRESERVATION RIDER
                             7 Year Term                [Yes or No]
                            10 Year Term                [Yes or No]

DELIVERED IN THE STATE OF	New York	AND GOVERNED BY ITS LAWS.
MAXIMUM ISSUE AGE:	[85].  The contract date must be prior to the Owner's and Annuitant's (including any
Joint Owner's and Joint Annuitant's) [86th] birthday.
MAXIMUM ANNUITIZATION AGE:	[95].  Annuity payments must begin prior to the Annuitant's (including any
Joint Annuitant's) [96th] birthday.
MINIMUM INITIAL PURCHASE PAYMENT:	[$10,000]
MINIMUM SUBSEQUENT PURCHASE PAYMENT:	[$10,000]



INSURANCE CHARGES:
MORTALITY AND EXPENSE RISK CHARGE:	Equal on an annual basis to 1.10% of the average daily net
assets of each Sub-account.
ASSET-RELATED ADMINISTRATION CHARGE: Equal on an annual basis of the average daily net assets of each Sub-account as follows:

0.40% if contract value is less than $100,000
0.35% if contract value is between $100,000 and $249,999.99
0.25% if contract value is between $250,000 and $499,999.99
0.15% if contract value is between $500,000 and $999,999.99
0.05% if contract value equal or exceeds $1,000,000

The contract value at the start of the current Contract Year will determine the asset-related administration charge to be applied to the Contract for that Contract Year.

GUARANTEED MINIMUM DEATH BENEFIT AGE EXTENSION RIDER CHARGE: Equal on an annual basis to 0.10%
of the average daily net assets of each Sub-account.

CAPITAL PRESERVATION RIDER CHARGE:

     7 YEAR TERM Equal on an annual basis to [0.95%] assessed pro-rata on a quarterly basis from each
Sub-account. The maximum charge for this Rider will never exceed 2.25% of the average daily net assets of each Sub-account.
    10 YEAR TERM Equal on an annual basis to [0.60%] assessed pro-rata on a quarterly basis from each
Sub-account. The maximum charge for this Rider will never exceed 1.75% of the average daily net assets of each Sub-account.

ANNUAL ADMINISTRATION MAINTENANCE CHARGE:	$[40] each Contract Year. The charge may be
changed prior to the Annuity Date, but will never exceed $50 each Contract Year. The charge will not be deducted if the contract value is $50,000 or more when the charge is to be deducted.

MINIMUM WITHDRAWAL: $500. You must withdraw the entire amount out of an investment option if, after a withdrawal, the remaining balance in the investment option would be less than $500.
You must withdraw the entire contract value and your Contract will terminate if, after a withdrawal, the remaining contract value would be less than $5,000.









SURRENDER CHARGE SCHEDULE:

Complete Years Elapsed Since Receipt of 				Surrender Charge As A Percentage Of
Purchase Payment							Purchase Payments Withdrawn
--------------------------------------------------------------------------------------------------------------
0								7%
1								7%
2								7%
3								6%
4								6%
5								5%
6								4%
7 or more							0%



WITHDRAWAL CHARGE:	[$25] for each withdrawal after the first withdrawal in a Contract Year.   We will
not charge for annuity payments, repetitive withdrawals through electronic funds transfer (EFT), or if the entire contract value is withdrawn. The maximum withdrawal charge will never exceed $100 for each withdrawal after the first withdrawal in a Contract Year.

TRANSFERS:	The minimum amount you can transfer out of any investment option at one time is $500, or the entire value of the investment option if less. You must transfer the entire amount of the investment option if, after a transfer, the remaining balance would be less than $500.  The minimum amount you can transfer into any investment option is $50.

TRANSFER CHARGE:	Each Contract Year, 12 transfers are free of charge.  For each transfer after the
12th transfer in a Contract Year, the transfer charge is $10 or 2% of the amount transferred, whichever is less.

PREMIUM TAXES:  Do not apply when issued in New York.


SEPARATE ACCOUNT:	[First Symetra Separate Account S ]
ELIGIBLE INVESTMENTS:
[1.Fidelity VIP Money Market -Initial Class]
[2.Vanguard VIF International Portfolio- Investor Class]
[3.Vanguard VIF REIT Portfolio- Investor Class]
[4.Vanguard VIF Mid-Cap Portfolio- Investor Class]
[5.Vanguard VIF Total Stock Market Portfolio- Investor Class]
[6.Fidelity VIP Index 500- Initial Class]
[7.Vanguard VIF  High Yield Bond Portfolio-Investor Class]
[8.Vanguard VIF Total Bond Market Portfolio- Investor Class]
[9.Vanguard VIF Balanced Portfolio- Investor Class]
[10.DWS Small Cap Index]
[11 Ibbotson Aggressive Growth ETF Asset Allocation- Class I]
[12.Ibbotson Growth ETF Asset Allocation- Class I]
[13.Ibbotson Balanced ETF Asset Allocation- Class I]
[14.Ibbotson Income and Growth ETF Asset Allocation-   Class I]
[15.Ibbotson Conservative ETF Asset Allocation- Class I]




ANNUITY SERVICE OFFICE:
Home Office:
First Symetra National Life Insurance Company of New York
[330 Madison Avenue, 9th Floor ]
[New York, NY  10017]

Mailing Address:	 		Telephone:	[800-SYMETRA]
  First Symetra National Life
  Insurance Company of New York				[800-796-3872]
  [Retirement Services] 	   		Fax:	[425-376-5599]
  [P.O. Box 3882]
  [Seattle, WA  98124-3882]